                         Consent of Independent Auditors

We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Statement of Additional  Information and to the use of our reports dated January
30, 2004,  with respect to the  consolidated  financial  statements  of Security
Benefit Life Insurance Company and Subsidiaries and the financial  statements of
Variable Annuity Account VIII,  included in  Post-Effective  Amendment No. 12 to the Registration  Statement under the Securities Act of 1933 (No. 333-85592) and
Amendment No. 29 to the Registration  Statement under the Investment Company Act of 1940 (No.  811-8836)  on Form N-4 and the  related  Statement  of  Additional
Information accompanying the Prospectus for the Variflex LS Variable Annuity.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
April 26, 2004